EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-124867, No. 333-158772, No. 333-223352, and No. 333-272976) of WidePoint Corporation (the “Company”), of our report dated March 26, 2024, relating to the consolidated financial statements of the Company, appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2023, filed with the Securities and Exchange Commission.

/s/ Moss Adams LLP

San Diego, California

March 26, 2024